PROMISSORY NOTE

$200,000__                  __      LAS VEGAS, NEVADA            June 30, 2002


         FOR VALUE RECEIVED, the undersigned, Viseon, Inc. f/k/a RSI Systems, Inc. a Nevada corporation (the "Company"), with its registered office in the state of Nevada located at 2620 South Maryland Parkway, Suite 309, Las Vegas, Nevada 89109 hereby promises to pay to the order of JUDAS, INC. or permitted assigns (the "Payee"), at 13521 Red Fern Lane, Dallas Texas 75240, or at any such other place as any Holder of this Note may designate in writing, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) (the "Principal Amount") with interest from the date hereof on the Principal Amount from time to time remaining unpaid at the rate of twelve percent (12%) per annum. Interest on this Note shall be calculated based upon a year of 365 or 366 days as applicable. All payments of principal and interest shall be made in lawful money of the United States of America.

         This Note is due and payable as follows: Interest Only shall be due and payable quarterly in arrears. The first such payment of interest only is due and payable on the 1st day of October 2002, in the amount of FIVE THOUSAND NINE HUNDRED SEVENTEEN DOLLARS AND EIGHTY CENTS ($5,917.80), with a like payment of interest only being due and payable on the 1st day of each of the months of January 2003, April 2003, July 2003 and October 2003. On December 31, 2003, all Principal and all accrued but unpaid interest shall be due and payable in full. All payments hereunder shall be applied first to the payment of interest and then to the outstanding Principal Amount.

         Notwithstanding Any Other Provisions Of This Note, In No Event Shall The Amount Of Interest Payable Hereon Exceed The Maximum Amount Of Interest Permitted To Be Charged Or Payable Hereon By Applicable Law.

         Payments. All payments hereunder shall be made on or before the due date and shall be delivered to Payee at the address indicated hereinabove, or at any such other address as any payee may designate in writing.

         Waivers. The Company and any other person who signs, makes, guarantees or endorses this Note, to the extent allowed by law, hereby waives presentment, demand for payment, protest, notice of dishonor, notice of acceleration of the maturity of this Note, diligence in collecting, grace, notice and protest and agrees to one or more extensions for any period or periods of time and partial payments before or after maturity without prejudice to the Holder. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as the Company, a guarantor, accommodation party for the Company or endorser, shall be released from liability. All such parties agree that Payee may renew, extend (repeatedly and for any length of time) or modify this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Payee's security interest in any of the collateral without the consent of or notice to anyone.

         Event of Default. In case an Event of Default (as defined below) shall occur, the Principal Amount due and payable as of or prior to the date of the occurrence of such Event of Default but not yet paid shall become (along with all accrued but unpaid interest) immediately due and payable. For purposes of this Note an Event of Default shall have occurred if:

                  (i) The Company shall fail to make any payment pursuant hereto when due and such failure shall continue for a period of five (5) calendar days following the due date;


                  (ii) The Company shall fail to perform any non-monetary obligation pursuant under this Note promptly, at the time, and strictly in the manner provided in this Note, and such failure shall continue for a period of five (5) calendar days after notice;

                  (iii) The Company shall (a) execute an assignment for the benefit of creditors, (b) admit in writing its inability to pay its debts generally as they become due, (c) voluntarily seek the benefits of any Debtor Relief Law which could suspend or otherwise effect Payee's rights hereunder, or (d) take any corporate action to authorize any of the forgoing;

                  (iv) A case or proceeding shall have been commenced involuntarily against the Company in a court having competent jurisdiction seeking a decree or order (a) under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law; (b) for the appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of the Company or a substantial part of its assets or (c) the reorganization or winding up or liquidation of the affairs of the Company, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction over such case or proceeding.

         Acceleration. If default is made in the payment of any installment of interest due under this Note, the entire principal balance owing hereon shall at once become due and payable, at the option of the Payee(s) without written notice of acceleration to the Company. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Payee may declare immediately due the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest and all other amounts, costs and expenses for which the Company is responsible under this Note or pertaining to the indebtedness represented hereby.

         Special Provisions.

                  A. Conversion Shares: Any amount due any Holder hereunder, including each installment of interest and the balance due at maturity (or upon Acceleration), may be converted, at the option of Holder, to common stock of the Company at the conversion price of Fifty Five Cents ($.55) per share (the "Conversion Shares"). The number of shares such Holder shall be entitled to receive upon conversion shall be calculated by dividing the amount of the then current payment due, for which the Company has received a Conversion Notice, by fifty five percent (.55). In the event any Holder desires to convert any installment of interest or the balance due at maturity, such Holder must give written notice to the Company of its intention to convert no more than one hundred twenty days nor less than ninety days prior to the due date of any such payment (the "Conversion Notice"). In the event a conversion notice is timely received by the Company, the Company shall take all necessary action to cause its transfer agent to issue the applicable amount of common stock in the name of such Holder and deliver the same to the Holder as soon as practicable following the due date of the converted payment.

                  B. Warrants: In partial consideration of this Note the Company hereby agrees to issue to the Payee warrants to purchase Three Hundred Sixty Three Thousand Six Hundred Thirty Six (363,636) shares of common stock of the Company at the exercise price of Fifty-Five Cents ($.55) per share. (the "Warrants"). The Warrants shall expire not less than five years from the date of issuance, be exercisable on not less than ninety days notice to the Company and be otherwise exercisable and include terms and provisions similar to other warrants issued by the Company in similar private placement investments.

         Attorneys' Fees. If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy receivership, debtor relief, probate or other court proceedings, the Company agrees to pay reasonable attorney's fees and collection costs to the Payee(s) hereof in addition to the principal and interest payable hereunder. The Company also will pay Payee all other amounts actually incurred by Payee as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any titled collateral offered as security for this loan.

         Severability. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.

         Usury. All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof exceed the maximum amount permissible under applicable law. In particular, this section means (among other things) that the Company does not agree or intend to pay, and Payee does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "Charge or Collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Payee to charge or collect more for this loan that the maximum Payee would be permitted to charge or collect by Federal law or the laws of the State of Nevada (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to the Company. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Payee does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest charged to the account of the loan evidenced hereby does not exceed the applicable usury ceiling. Payee may delay or forgo enforcing any of its rights or remedies under this Note without losing them. If for any circumstances whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount the interest payable to the holder hereof shall be reduced to the amount permitted under applicable law; and if for any circumstances, the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and such excess shall be refunded to the Company. This Section shall control all agreements between the Company and the holder hereof.

         Collateral. The indebtedness evidenced by this Promissory Note shall be unsecured.

         Captions. The headings are included herein for ease of reference only and shall not be considered in the construction or interpretation of the terms and provisions of this date.

         Assignment. The indebtedness evidenced by this Promissory Note shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.
         Governing Law. THIS NOTE HAS BEEN DELIVERED TO AND ACCEPTED BY LENDER IN CLARK COUNTY, NEVADA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. ANY LEGAL PROCEEDINGS INSTITUTED UNDER THIS NOTE SHALL BE BROUGHT IN CLARK COUNTY, NEVADA.

         IN WITNESS WHEREOF, VISEON, INC. has caused this Note to be dated June 30, 2002, and to be executed on its behalf, by its officer thereunto duly authorized.

VISEON, INC.



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By:      JOHN HARRIS
Its:     President